Exhibit 10.13

[*****] in this exhibit indicates that a confidential portion of the exhibit has been omitted; such portion has been filed separately with the Securities and Exchange Commission.

SOLICITATION, OFFER AND AWARD	1. THIS CONTRACT IS A RATED ORDER UNDER DPAS (15 CFR 350)	RATING	PAGE OF PAGES 1 | 58

2. CONTRACT (Proc. Inst. Ident.) NO. HM1573-04-3-0001	3. SOLICITATION NO. HM1573-04-R-0002	4. TYPE OF SOLICITATION ☐ SEALED BID (IFB) ☑ NEGOTIATED (RFP)	5. DATE ISSUED 15 April 2004	6. REQUISITION/PURCHASE NO.

7. ISSUED BY	CODE	8. ADDRESS OFFER TO (If other than item 7)

NATIONAL GEOSPATIAL-INTELLIGENCE AGENCY ATTN: [*****] 4600 Sangamore Rd. Bethesda, MD 20816-5003 Phone: [*****]

NOTE: In sealed bid solicitation “offer” and “offeror” mean “bid” and “bidder”.

SOLICITATION

9. Submit offer as detailed in section L.9.

10. FOR INFORMATION CALL:	A. NAME: [******]	B. TELEPHONE (NO COLLECT CALLS) AREA CODE NUMBER EXT [******]	1 EMAIL ADDRESS [******]
11. TABLE OF CONTENTS

(x)	SEC.	DESCRIPTION	PAGE(S)	(x)	SEC.	DESCRIPTION	PAGE(S)
PART I - THE SCHEDULE				PART II - CONTRACT CLAUSES
X	A	SOLICITATION/CONTRACT FORM		X	I	CONTRACT CLAUSES
X	B	SUPPLIES OR SERVICE AND PRICES/COSTS		PART III - LIST OF DOCUMENTS, EXHIBITS, AND OTHER ATTACH.
X	C	DESCRIPTION/SPECS/WORK STATEMENT		X	J	LIST OF ATTACHMENTS
X	D	PACKAGING AND MARKETING		PART IV - REPRESENTATIONS AND INSTRUCTIONS
X	E	INSPECTION AND ACCEPTANCE		X	K	REPRESENTATIONS, CERTIFICATIONS, AND
X	F	DELIVERIES OR PERFORMANCE				OTHER STATEMENTS OF OFFERORS
X	G	CONTRACT ADMINISTRATION		X	L	INSTRS., COND., AND NOTICES TO OFFERORS
X	H	SPECIAL CONTRACT REQUIREMENTS		X	M	EVALUATION FACTORS FOR AWARD
OFFER (Must be fully completed by offeror)
NOTE: ITEM 12 does not apply if the solicitation includes the provisions at 52.214-16, Minimum Bid Acceptance Period.
12.

13. DISCOUNT FOR PROMPT PAYMENT N/A	10 CALENDAR DAYS	20 CALENDAR DAYS	30 CALENDAR DAYS	CALENDAR DAYS
	N/A %	N/A %	N/A %	N/A %

14. ACKNOWLEDGMENT OF AMENDMENTS	AMENDMENT NO.	DATE	AMENDMENT NO.	DATE

(The offeror acknowledges receipt of amendments to the	01	5/21/04

solicitation and related documents) numbered and dated:	02	5/26/04

15A. NAME	CODE	1CGQ7	FACILITY	16. NAME AND TITLE OF PERSON AUTHORIZED
AND ADDRESS OF OFFEROR	ORBIMAGE Inc. 21700 Atlantic Blvd. Dulles, VA 20166 CAGE: 1FND1			TO SIGN OFFER (Type or print) Matthew O’Connell President and Chief Executive Officer

15B. TELEPHONE NO. (Include area code) 703 480 7524	15C. CHECK IF REMITTANCE ADDRESS ☐ IS DIFFERENT FROM ABOVE - ENTER SUCH ADDRESS	17. SIGNATURE	18. OFFER DATE September 27, 2004

AWARD (To be completed by Government)

19. ACCEPTED AS TO ITEM NUMBERED	20. AMOUNT $237,372,572.00	21. ACCOUNTING AND APPROPRIATION 9740400.4802 8E4 85P4 BG33EO SC8888 588JM 34345B $7,677,636.00

22. AUTHORITY FOR USING OTHER THAN FULL AND OPEN COMPETITION:	23. SUBMIT INVOICES TO ADDRESS SHOWN IN (4 copies unless otherwise specified)		ITEM
☐ 10 U.S.C. 2304(c)( ) ☐ 41 U.S.C. 253(c)( )

24. ADMINISTRATION BY (If other than Item 7) CODE	25. PAYMENT WILL BE MADE BY	CODE

See Section G

26. NAME OF CONTRACTING OFFICER (Type or print) [*****]	27. UNITED STATES OF AMERICA (Signature of Contracting Officer)		28. AWARD DATE

IMPORTANT — Award will be made on this form, or on the Standard Form 26, or by other authorized official written notice.

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Part I. Pre-FOC Activities.

SECTION B — SUPPLIES OR SERVICES AND PRICES/COSTS

B.1 Scope of Agreement

Part I constitutes a cost sharing/no fee Other Transaction Agreement (OTA) under the authority of 10 U.S.C. 2371. The Contractor shall, in accordance with the terms and conditions set forth hereafter, perform the required Pre-FOC effort, including research and pre-competitive technology development, in accordance with Attachment 1, entitled “NextView Statement of Work,” dated September 27, 2004, and the Contractor’s proposal submitted in response to the Solicitation to the extent that its contents are not inconsistent with the terms and conditions set forth in this Agreement, which shall take precedent in case of conflict. The parties agree that the principal purpose of this Agreement is for the Government to support and stimulate the Contractor to provide its best efforts to accomplish the Pre-FOC effort and not for the acquisition of property or services for the direct benefit or use of the Government. This is not a procurement contract. This Agreement is not intended to be, nor shall it be construed as, by implication or otherwise, a partnership, a corporation, joint venture, or other business organization.

B.2 Pre-FOC GOVERNMENT COST SHARE
The Government will reimburse the Contractor for the necessary expenses to perform the required pre-FOC effort on a cost-sharing basis. The Government’s cost share for the Pre-FOC effort shall not exceed $ 237,372,572 The Contractor shall bear all additional costs for all Pre-FOC activities.

The Government’s overall cost share shall not be more than fifty percent of the actual costs of the required Pre-FOC effort or $237,372,572, whichever is less, while the Contractor’s overall cost share shall be at least fifty percent of the actual expenditures by the Contractor for the performance of the required Pre-FOC effort. Actual expenditures may be reported on a cash basis or an accrual basis. On a cash basis, actual expenditures are the sum of cash disbursements for direct charges for goods and services, the amount of indirect expense charged, the value of third party in kind contributions applied, and the amount of cash payments made to subcontractors or other payees for the performance of the required Pre-FOC effort. On an accrual basis, actual expenditures are the sum of cash disbursements for direct charges for goods and services, the amount of indirect expense incurred, the value of in-kind contributions applied, and the net increase or decrease in the amount owed by the Contractor for goods and services and other property received, or services performed by employees, subcontractors and other payees. Expenditures will be determined in accordance with Generally Acceptable Accounting Principles, the clause in this Agreement entitled Contractor Cost Sharing Contributions, and any other terms or conditions of this Agreement.

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B.5 OBLIGATED FUNDS.

Maximum
Government Cost	Obligated	Unfunded
Share	Amount	Amount
$237,372,572	$7,677,636	$229,694,936

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SECTION C – DESCRIPTION OF WORK

C.1 – Statement of Work

The Contractor shall perform the required Pre-FOC effort, including research and pre-competitive technology development, in accordance with Attachment 1, entitled “NextView Statement of Work,” dated September 27, 2004, and the Contractor’s proposal submitted in response to the Solicitation to the extent that its contents are not inconsistent with the terms and conditions set forth in this Agreement, which shall take precedent in case of conflict.

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SECTION D — PACKAGING AND MARKING

D.1 Packaging and Marking Instructions

Packing, packaging, and marking shall be in accordance with Section C – Statement of Work. In the event such are not applicable, packing, packaging, and marking shall be in accordance with standard commercial practice for domestic shipment, as set forth in the Uniform Freight Classification for commercial practice, to assure arrival at destination in serviceable condition.

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SECTION E — INSPECTION AND ACCEPTANCE

E.1 Inspection and Acceptance

The inspection or acceptance of work accomplished and/or items produced or deliverable under this Agreement shall be performed in accordance with the procedures and prerequisites as defined in Section C – Statement of Work.

E.2 Inspection

The Government reserves the right to inspect the status of work against the mutually agreed upon milestones at any time; however, the Government agrees that the inspections will be non-intrusive. The inspections will be designed to provide the Government with insight into the Contractor’s progress against the Contractor’s proposed schedule and compliance with the terms and conditions of this Agreement.

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SECTION F — DELIVERIES OR PERFORMANCE

F.1 Government Delay of Work

If the performance of all or any part of the work is delayed or interrupted (1) by an act of the Government in the administration of this agreement that is not expressly or impliedly authorized by this Agreement, or (2) by a failure of the Government to act within the time specified in this Agreement, or within a reasonable time if not specified, an adjustment may be negotiated for any increase in the cost of performance of this Agreement caused by the delay or interruption and the Agreement shall be modified in writing accordingly. No adjustment shall be made under this clause for any delay or interruption to the extent that performance would have been delayed or interrupted by any other cause, including fault or negligence of the Contractor. Furthermore, the Contractor shall notify the Agreement Officer in writing within 10 days from which it knows or should have known of any action or inaction by the Government that the Contractor believes constitutes Government delay under this provision. Failure of the Contractor to provide such notice may result in a forfeiture of any right to adjustment to the extent that the Government is prejudiced by the lack of notice. Finally, any right to adjustment of this Agreement is subject to the Limitation of Liability clause contained in this Agreement.

F.2 Place of Performance

The principal place of performance under this Agreement shall be the Contractor’s facility located at ORBIMAGE Inc., 21700 Atlantic Blvd., Dulles, VA 20166.

F.3 Consignee and Address

In the event submitted items are classified TOP SECRET, SI/TK or other compartmented categories they shall be sent through Government approved courier channels to:

[*****]

Other agreement documentation or non-compartmented classification through SECRET may be forwarded by registered mail to:

[*****]

F.4 Personal Delivery

In the event any item under this Agreement is personally delivered to the AOR or Agreement Officer, the Contractor shall obtain a signed receipt in duplicate from the AOR or Agreement

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Officer. One copy of the receipt shall be attached to the Contractor’s invoice submitted for payment for such item(s). Failure to do so may result in delayed payment.

F.5 Period of Performance

The Agreement period of performance commences on September 30, 2004 and continues through the successful completion of the final Pre-FOC payable milestone as documented in Section C — Statement of Work. Provisions of this Agreement, which, by their express terms or by necessary implication, apply for periods of time other than specified herein, shall be given effect, notwithstanding this clause.

F.6 Late Delivery

When the Contractor encounters difficulty in meeting performance requirements, it shall notify the Agreement Officer as soon as possible in writing giving pertinent details; provided, however, that this data shall be informational only in character and that this provision shall not be construed as a waiver by the Government of any delivery schedule or any rights or remedies provided by law or under this Agreement. If the Government construes the difficulty as significantly impeding technical capability or impacting schedule, the Government may, in its sole discretion and in coordination with the Contractor, conduct its own technical review and/or offer technical assistance.

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SECTION G — ADMINISTRATION DATA

G.1 Authority and Designation of an Agreements Officer’s Representative (AOR)

(a) Authority. Performance of this Agreement is subject to the technical guidance of the Agreements Officer or the designated representative. As used herein, “technical guidance” is restricted to scientific, engineering or other technical field-of-discipline matters directly related to the work to be performed. Such guidance may be provided for the purposes of filling in details, clarifying, interpreting or otherwise serving to accomplish the technical objectives and requirements of the agreement. In addition and unless specified elsewhere in this Agreement, the authority of the designated representative is specifically limited to the technical administration of this Agreement and the inspection work being performed to assess compliance with the scope, the Government’s estimated cost share, schedule and technical requirements of the Agreement.

(b) Designation. Designation of an Agreements Officer’s Representative (AOR) will be accomplished by issuance of a letter signed by the Agreements Officer. Two copies of the letter, with reference to this clause, will be provided to the Contractor. The Contractor will acknowledge both the receipt of the designation and its understanding of the limited authority specified herein, by signing and returning a copy of the letter to the address indicated.

(c) Notification. The Agreements Officer is the only representative of the Government authorized to negotiate, enter into, modify or take any other action with respect to this Agreement. Therefore, no other employee or representative of the Government has the authority to initiate a course of action which may alter the terms of this Agreement. All revisions to specifications, requirements or informal commitments that may involve a change in the total cost/price, scope, delivery schedule or legal aspects of this Agreement must be accomplished supplemental agreement, to be negotiated and signed by the Agreements Officer. Should any action by Government personnel (other than the Agreement Officer) imply a commitment on the part of the Government, which would effect the terms of this Agreement, the Contractor must notify the Agreements Officer and obtain approval prior to proceeding. Otherwise, the Contractor proceeds at its own risk.

G.2 Novation/Change-of-Name Notification Requirement

(a) For the purposes of this Agreement, any transfer of all or substantially all of the Contractor’s assets to a third party, or change to the Contractor’s name will be processed in a centralized manner. The Contractor shall notify the Agreements Officer of any such proposed change.

(b) The Contractor shall provide written notification to the Agreements Officer within (30) thirty days of any aforementioned changes. Along with details of the change, the notification shall provide a point of contact name, title, clearance level, and phone and fax numbers.

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(c) After receiving this notification, the Contractor designee will receive a letter with instructions to assist in the preparation of the novation/change-of-name package. This Agency will typically recognize Other Government Agency (OGA) Agreements; however, we have unique security requirements that must be addressed prior to formally accepting these agreements.

(d) The Contractor is reminded that it must continue to invoice under its former name on existing agreements until this Agency accepts your novation and/or change-of-name agreement by issuance of a letter recognizing the agreement. In addition, the Contractor is NOT authorized to request changes to its banking information to recognize a successor company on existing agreements until this Agency accepts the Contractor’s novation and/or change-of-name agreement. Any delays in submitting the required information may impact the Contractor’s ability to invoice.

(e) A submission of a novation or name change agreement does not guarantee approval by this organization and if a change is deemed unacceptable, the Contractor will remain under contractual obligation to perform. The Agreement may be terminated for reasons of default should the Contractor not perform.

G.4 Agreement Administration

The component listed in Block 7 of the face page of this Agreement will be the Agreement Administration Office in performance of certain assigned agreement administration functions of the Agreement Office. The Agreement Administration Office assigned responsibility for this Agreement will advise the Contractor of any necessary instructions and procedures to be followed in dealing with any applicable Government offices.

G.5 Contractor’s Remittance Address

Wire payments should be sent to the benefit of: ORBIMAGE, Inc.

21700 Atlantic Blvd
Dulles, VA
20166

ABA Routing:	026009593

SWIFT BIC:	bofaus3n

Account Name:	Orbital Imaging Corporation

DUNS Number:	824842249

Account Number:	4122850189

Tax ID:	54-1660268

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G.6 Nondiscrimination:

By signing or accepting funds under this Agreement, the Contractor assures that it will comply with applicable provisions of the following national policies prohibiting discrimination. The Contractor will flow-down this provision in all subcontracts and other agreements to entities participating in the effort performed under this Agreement.

(a)	Title VI of the Civil Rights Act of 1964, as amended, (42 U.S.C. 2000d, et seq.) as implemented by DoD Regulations at 32 CFR part 195. Said Act, as amended, and regulations are incorporated in this Agreement by reference.

(b)	Title IX of the Education Amendments of 1972 (20 U.S.C. 1681, et seq.) (Universities only). Said Amendments are incorporated in this Agreement by reference;

(c)	Age Discrimination Act of 1975 (42 U.S.C. 6101, et seq.), as implemented by Department of Health and Human Services regulations at 45 CFR Part 90. Said Act and amendments are incorporated in this Agreement by reference;

(d)	Rehabilitation Act of 1973 (29 U.S.C. 794) as implemented by Department of Justice regulations at 28 CFR part 41 and DoD regulations at 32 CFR part 56. Said Act and amendments are incorporated in this Agreement by reference

G.7 Invoicing and Payment Instructions

Invoices shall be submitted to the Agreements Officer. Payment shall be made based on verification of completion of the payable milestones. The Agreements Officer shall ensure that all invoices are processed within 30 days of receipt or advise the Contractor why the invoice cannot be processed.

G.8 Submission of Invoices

Invoices or requests for agreement financial payment(s) shall be submitted based on established milestones.

G.9 Payable Milestones

The Contractor shall utilize payable milestones that indicate that substantive progress is being made pursuant to goals and objectives of Section C – Statement of Work. All milestones and their values are set forth in Appendix C of the Statement of Work.

The Contractor is reminded that under this Agreement the Government has limited its financial cost share in the Pre-FOC period to not more than $237,372,572. These funds are anticipated to be made available subject to the Availability of Funds and the Limitation of Liability clauses of this Agreement.

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All other funds for the Pre-FOC effort shall be borne by the Contractor in accordance with their approved Business/Financial Plan(s). It is estimated that the Contractor’s cost share shall be at least $237,372,572.

G.10 Payments

a. Prior to the submission of invoices to the Agreement Officer by the Contractor, the Contractor shall have and maintain an established accounting system, which complies with Generally Accepted Accounting Principles, and with the requirements of this Agreement, and shall ensure that appropriate arrangements have been made for receiving, distributing and accounting for Federal funds. Consistent with this, an acceptable accounting system will be one in which all cash receipts and disbursements are controlled and documented properly.

b. The Contractor shall document the accomplishments of each Payable Milestone by providing the Payable Milestones Report in accordance with the SOW. The Contractor shall submit a draft invoice along with the Payable Milestone Report to the Agreements Officer (AO) for milestone completion certification by the Milestone Decision Authority (MDA). After written verification of the accomplishment of the Payable Milestone is received from the MDA, and approval by the Agreements Officer, which shall not be unreasonably withheld, approximately within ten (10) calendar days of receipt of draft invoice at NGA the Contractor will be notified to submit a final original invoice. This invoice will be certified by the AO and submitted to the Payment Office within five (5) days of receipt at NGA. Payments will be made by Defense Financial Accounting Services (DFAS)-OM/FP, DFAS-IN, Defense Financial Accounting Services, Attn: VENDOR PAYMENTS DFAS-IN/AKB (Vendor Pay), P.O. BOX 70208899n East 56th. Street, BELLEVUE, NE 68005-1920 within thirty (30) calendar days of NGA’s transmittal.

c. Payment shall be made in the amounts set forth herein, provided the Agreements Officer has verified the accomplishment of the Payable Milestones.

d. Limitation of Funds: In no case shall the Government’s financial liability exceed the liability set forth in the Limitation of Liability clause of this Agreement.

e. The Contractor, at each milestone, shall provide the Agreements Officer adequate assurance that the Contractor is incurring costs in accordance with the milestone schedule chart in the Statement of Work. Within one year after the final milestone payment by the Government, the Contractor shall deliver a written report to the Agreements Officer setting forth in sufficient detail the actual expenditures by the Contractor for the performance of the required Pre-FOC effort. If fifty percent of the actual expenditures are less than the payments already made by the Government under this Agreement, the Contractor shall immediately provide the Government a credit to be used by the Government in the Government’s discretion against any or all of the line items in the Part Two Post-FOC contract. The credit shall be in the amount that the payments already made by the Government under this Agreement exceed fifty percent of the actual expenditures by the Contractor for performance of the required Pre-FOC effort. The Government may immediately apply this credit toward any outstanding Government payment

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under the Contract or on any future payments under the Contract until the credit is totally exhausted.

G.11 Contractor Financial Management System and Allowable Costs

(a) The Contractor’s financial management system shall comply with Generally Accepted Accounting Principles (GAAP) and the minimum standards in this clause. As a minimum, the Contractor’s financial management system shall provide:

(1)	Effective control of all funds and allowability of costs. Control systems must be adequate to ensure that costs charged to Federal funds and those counted as the Contractor’s cost share contributions are used solely for performance of work under this Agreement and are consistent with requirements for cost reasonableness, allowability, and allocability in the applicable GAAP and the terms and conditions of this Agreement.

(2)	Accurate, current and complete records that document for each project funded wholly or in part with Federal funds the source and application of the Federal funds and the Contractor’s required cost share contributions. These records shall:

(i) Contain information about receipts, authorizations, assets, expenditures, and interest.

(ii) Be adequate to make comparisons of outlays with budgeted amounts for each payable milestone. Where appropriate, financial information should be related to performance and unit cost data.

(3) The Contractor shall have a system to support charges to Federal awards for salaries and wages, whether treated as direct or indirect costs. Where employees work on multiple activities or cost objectives, a distribution of their salaries and wages will be supported by personnel activity reports that must:

(i) Reflect an after the fact distribution of the actual activity of each employee.

(ii) Account for the total activity for which each employee is compensated.

(iii) Be prepared at least monthly, and coincide with one or more pay periods.

(b) The Contractor shall flow down this clause to agreements in excess of $500,000 with subcontractors and other participants under this Agreement, except in subcontracts for supplies.

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G.12 Contractor Cost Sharing Contributions

(a) Acceptable contributions. All contributions, including cash contributions and third party in-kind contributions, shall be accepted as part of the Contractor’s cost sharing contribution when such contributions meet all of the following criteria:

(1) They are verifiable from the Contractor’s records.

(2) They are not included as contributions for any other federally assisted project or program.

(3) They are necessary and reasonable for proper and efficient accomplishment of the Pre-FOC project under this Agreement.

(4) They are allowable under the terms and conditions of this Agreement.

(5) They are not paid by the Federal Government under another award, except:

(i) Costs that are authorized by Federal statute to be used for cost sharing or matching; or

(ii) Independent research and development (IR&D) costs. In accordance with the for-profit cost principle in 48 CFR 31.205-18(e), use of IR&D as cost sharing is permitted, whether or not the Government decides at a later date to reimburse any of the IR&D as allowable indirect costs. In such cases, the IR&D must meet all of the criteria in paragraphs (a)(1) through (4) and (a)(6) through (8) of this section.

(6) If they are real property or equipment, whether purchased with the Contractor’s funds or donated by third parties, they must have the Agreement Officer’s prior approval if the contributions’ value is to exceed depreciation or use charges during the project period.

(b) Valuing and documenting contributions

(1) Valuing the Contractor’s property or services of Contractor’s employees. Values shall be established in accordance with applicable GAAP and that the amounts chargeable to the Pre-FOC project are determined on the basis of costs incurred. For real property or equipment used on the project, depreciation or use charges are authorized. The full value of the item may be applied when the item will be consumed in the performance of this Agreement or fully depreciated by the end of this Agreement. In cases where the full value of a donated capital asset is to be applied as a cost sharing contribution, that full value shall be the lesser of the following:

(i) The certified value of the remaining life of the property

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recorded in the Contractor’s accounting records at the time of donation; or

(ii) The current fair market value.

(2) Valuing services of others’ employees. When an employer other than the Contractor’s furnishes the services of an employee, those services shall be valued at the employee’s regular rate of pay plus an amount of fringe benefits and overhead (at an overhead rate appropriate for the location where the services are performed) provided these services are in the same skill for which the employee is normally paid.

(3) Valuing volunteer services. Volunteer services furnished by professional and technical personnel, consultants, and other skilled and unskilled labor may be counted as cost sharing or matching if the service is an integral and necessary part of an approved project or program. Rates for volunteer services shall be consistent with those paid for similar work in the Contractor’s organization. In those instances in which the required skills are not found in the Contractor’s organization, rates shall be consistent with those paid for similar work in the labor market in which the Contractor competes for the kind of services involved. In either case, paid fringe benefits that are reasonable, allowable, and allocable may be included in the valuation.

(4) Valuing property donated by third parties.

(i) Donated supplies may include such items as office supplies or laboratory supplies. Value assessed to donated supplies included in the cost sharing contributions shall be reasonable and shall not exceed the fair market value of the property at the time of the donation.

(ii) Normally only depreciation or use charges for equipment and buildings may be applied. However, the fair rental charges for land and the full value of equipment or other capital assets may be allowed, when they will be consumed in the performance of this Agreement or fully depreciated by the end of this Agreement, provided that the Agreement Officer has approved the charges. When use charges are applied, values shall be determined in accordance with the usual accounting policies of the Contractor, with the following qualifications:

(A) The value of donated space shall not exceed the fair rental value of comparable space as established by an independent appraisal of comparable space and facilities in a privately owned building in the same locality.

(B) The value of loaned equipment shall not exceed its fair rental value.

(5) Documentation. The following requirements pertain to the Contractor’s supporting records for in-kind contributions from third parties:

(i) Volunteer services shall be documented and, to the extent

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feasible, supported by the same methods used by the Contractor’s for its own employees.

(ii) The basis for determining the valuation for personal services and property shall be documented.

(c) Prior R&D and pre-award costs. The costs of research or development prior to the issue date of this solicitation may not be counted as a Contractor cost sharing contribution. Pre-award costs incurred before the effective date of this Agreement directly pursuant to negotiation and in anticipation of the award of this Agreement, when such incurrence was necessary to comply with the proposed Agreement delivery schedule, are allowable to the extent that they were incurred and would have been allowable to the extent incurred after the date of this Agreement.

(d) Intellectual Property. The costs of patents and other intellectual property may not be counted as a Contractor cost sharing contribution, except to the extent that the Contractor or its subcontractors are required to procure licenses to use intellectual property for the performance of research and pre-competitive technology development under this Agreement. However, under no event may royalty or like costs be allowable on intellectual property owned by the Contractor or its affiliates after the date of this Agreement or owned by subcontractors or participants after the date of this Agreement without prior approval of the Agreements Officer. Furthermore, no costs will be allowed for intellectual property owned by the Government or to which the Government has a royalty-free license to use the intellectual property for purposes of this Agreement without prior approval of the Agreement Officer.

G.13 Audit

(a) At anytime before final reconciliation of the Government’s cost sharing payments made under this Agreement, the Agreements Officer may have the Contractor’s vouchers, statements of costs, and performance reports audited. The Agreement Officer, or an authorized representative(s) of the Agreement Officer, shall have the right to examine and audit all Pre-FOC records and other evidence sufficient to reflect properly all costs claimed to have been incurred/expended, or anticipated to be incurred/expended directly or indirectly in performance of this Agreement. This right of examination shall include inspection at all reasonable times of the Contractor’s facilities, or parts of them, engaged in performing this Agreement.

(b) In addition, the Agreement Officer or an authorized representative of the Agreements Officer shall have the right to examine and audit the supporting cost and performance records and materials, for the purpose of evaluating —

(1) The effectiveness of the Contractor’s policies and procedures to produce data compatible with the objectives of these reports; and

(2) The data reported.

(c) Availability. The Contractor shall make available at its office at all reasonable times the records, materials, and other evidence described in paragraphs (a) and (b) of this clause, for examination, audit, or reproduction, until 3 years after final payment under this Agreement, or

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for any longer period required by statute or by other clauses of this Agreement. In addition —

(1) If this Agreement is completely or partially terminated, the Contractor shall make available the records relating to the work terminated until 3 years after any resulting final termination settlement; and

(2) The Contractor shall make available records relating to appeals under the Disputes clause or to litigation or the settlement of claims arising under or relating to this Agreement shall be made available until such appeals, litigation, or claims are finally resolved.

(d) The Contractor shall insert a clause containing all the terms of this clause, including this paragraph (d), in all subcontracts under this Agreement that exceed $500,000, and —

(1) That are cost-reimbursement, incentive, time-and-materials, labor-hour, or price-redeterminable type or any combination of these; or

(2) That requires the subcontractor to furnish reports as discussed in paragraph (b) of this clause.

G.14 Comptroller General Access to Pre-FOC Records

(a) The Comptroller General of the United States, in the discretion of the Comptroller General, shall have access to and the right to examine directly relevant records of any party to the Agreement or any entity that participates in the performance of this Agreement that directly pertain to, and involve transactions relating to, the Agreement prior to achievement of FOC.

(b) Excepted from the Comptroller General access requirement is any party to this Agreement or any entity that participates in the performance of the Agreement, or any subordinate element of such party or entity, that in the year prior to the date of the Agreement, has not entered into any other contract, grant, cooperative agreement, or “other transaction” agreement that provides for audit access to its records by a government entity.

(c) (1) The right provided to the Comptroller General is provided in subparagraph (b) in the case of a party to the Agreement, any entity that participates in the performance of the Agreement, or a subordinate element of that party or entity if the only cooperative agreements or “other transactions” that the party, entity, or subordinate element entered into with government entities in the year prior to the date of that agreement are cooperative agreements or transactions that were entered into under 10 U.S.C. 2371.

(2) The only records of a party, other entity, or subordinate element referred to in subparagraph (a) that the Comptroller General may examine in the exercise of the right referred to in that subparagraph are records of the same type as the records that the government has had the right to examine under the audit access clauses of the previous agreements or transactions referred to in such subparagraph that were entered into by that particular party, entity, or subordinate element.

(d) This clause shall not be construed to require any party or entity, or any subordinate element of such party or entity that participates in the performance of the Agreement, to create or

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maintain any record that is not otherwise maintained in the ordinary course of business or pursuant to a provision of law.

(e) The Comptroller General shall have access to the records described in this clause until three years after the date the final payment is made by the United States under this Agreement for the achievement of FOC.

(f) The Contractor shall flow down this provision to any entity that participates in the performance of the Agreement prior to the achievement of FOC.

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SECTION H — SPECIAL AGREEMENT REQUIREMENTS

H.1 Security Requirements — Agreement Classification

The association of NGA with the Contractor is unclassified in accordance with the DD254. The maximum work to be performed is classified Secret Collateral. The maximum classification of reports is classified Secret Collateral. The maximum classification of hardware is classified Secret Collateral. This classified information shall be divulged only on a need to know basis, and then only to those who have been authorized in writing by the Agreement Officer. Correspondence originated by the Contractor and/or data to be submitted, the contents of which contain classified information shall be stamped by you with the appropriate classification in accordance with the DD254.

H.2 Past Performance Information — Referencing Agency Agreements

This Agreement may be listed as a reference for past performance purposes in offers submitted to agencies and organizations within the Intelligence Community. The Contractor shall obtain Agreement Officer approval prior to releasing any information about this Agreement outside the Intelligence Community.

H.3 Compliance With the Constitution and Statutes of the United States

Nothing in this Agreement shall be construed to authorize any activity in violation of the Constitution or Statutes of the United States.

H.4 Organizational Conflict of Interest

(a) If the Contractor is aware of any information bearing on any existing or potential organizational conflict of interest, it shall provide a disclosure statement which describes all relevant information concerning any past, present, or planned interests bearing on whether it (including its chief executives and directors, or any proposed consultant or subcontractor) may have an existing or potential organizational conflict of interest.

(b) Contractors should refer to FAR Subpart 9.5 as an example of policies and procedures for avoiding, neutralizing, or mitigating organizational conflicts of interest.

(c) If the Agreement Officer determines that a conflict exists or may occur, the Agreement Officer shall advise the Contractor and take appropriate steps to avoid or otherwise resolve the conflict through the inclusion of a special agreement clause or other appropriate means. The terms of any special clause are subject to negotiation.

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H.5 Intention to Use Consultants

The Government intends to utilize the services of non-governmental engineering organizations in technical, advisory and consulting roles for overall technical and business review of the activities. Although the consultants shall not have the right of technical direction, they shall from time to time and on a frequent basis attend technical reviews, participate in technical interchange meetings, witness fabrication and assembly, and monitor testing within the Contractor and Subcontractor facilities. Such consultants will be involved in providing advice to the Government concerning viability of technical approaches, utilization of acceptable procedures, value and results of tests, and the like. The consultants will thus require access to program-related Contractor facilities and documentation. The Contractor agrees to allow such use and release of its proprietary data by those consultants for purposes directly related to this Agreement. Those consultants are prohibited from using or releasing the Contractor’s proprietary data for any other purpose.

H.6 Unauthorized Use of NGA Name, Seal, and Initials

(a) As provided in 10 U.S.C. Section 425, no person may, except with the written permission of the Director, National Geospatial-Intelligence Agency, knowingly use the words “National Geospatial-Intelligence Agency” the initials “NGA” the seal of the National Geospatial-Intelligence Agency, or any colorable imitation of such words, initials, or seal in connection with any merchandise, retail product, impersonation, solicitation, or commercial activity in a manner reasonably calculated to convey the impression that such use is approved, endorsed, or authorized by the Director, NGA.

(b) Whenever it appears to the U. S. Attorney General that any person is engaged or about to engage in an act or practice, which constitutes or will constitute conduct prohibited by paragraph (a), the Attorney General may initiate a civil proceeding in a district court of the United States to enjoin such act or practice. Such court shall proceed as soon as practicable to hearing and determination of such action and may, at any time before such final determination, enter such restraining orders or prohibitions, or take such other action as is warranted, to prevent injury to the United States, or to any person or class of persons for whose protection the action is brought.

H.7 Limitation of Liability

(a) THE GOVERNMENT’S MONETARY LIABILITY UNDER THIS AGREEMENT AT ANY POINT IN TIME SHALL NOT EXCEED THE GOVERNMENT FUNDS OBLIGATED UNDER THIS AGREEMENT MINUS THE GOVERNMENT FUNDS ALREADY PAID TO THE CONTRACTOR PURSUANT TO THIS AGREEMENT.

(b) The total funding amount obligated and available for payment under this Agreement is set forth in Section B. The total anticipated funding for the performance of this Agreement is not presently available. It is anticipated that from time to time additional funds will become available and obligated under this Agreement until the total funding is available and obligated.

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However, there is no guarantee that any additional Government funds, other than those currently obligated under this Agreement, shall ever become available for the entire effort contemplated by this Agreement.

(d) The provisions of this clause with respect to termination shall in no way be deemed to limit the rights of the Government under the Termination for Cause clause of this Agreement.

(e) Nothing in this clause shall affect the right of the Government to terminate this Agreement pursuant to the Termination for Convenience clause of this Agreement.

H.8 Contractor Personnel

The Contractor agrees to assign only personnel who are citizens of the United States of America to work on the Government’s premises. Further, only such persons as have been authorized by the Agreement Officer or the Agreement Officer’s Representative shall be assigned to this work. In this connection, for identification purposes, the Contractor will be required to submit the name, address, place and date of birth of all personnel who will work on the Government’s premises. All Foreign Nationals assigned to work on NextView shall be identified. Non-cleared personnel shall not be made aware of any classified information. Issues regarding access to classified or sensitive information will be dealt with on a case-by-case basis. NGA is committed to facilitating the Contractor’s capability to utilize the skills of the best personnel available.

H.9 Security Requirements

(a) The Contractor is obligated to comply with all relevant clauses and provisions incorporated into this Agreement and with the “Contractor Secrecy and Security Agreement”, Form 4177, and as referenced therein, the “National Industrial Security Program Operating Manual (NISPOM)” dated January 1995 and a special classified compartment area security manual referenced in the Agreement as Addendum A, including any successor documents, revisions, or amendments to either or both documents when furnished to the Contractor and maintain a security program that meets the requirements of these documents.

(b) Security requirements are a material condition of this Agreement. This Agreement shall be subject to immediate termination for default when it has been determined by the Agreement Officer that a failure to fully comply with the security requirements of this agreement resulted from the willful misconduct or lack of good faith on the part of any one of the Contractor’s directors or officers, or on the part of any of the managers, superintendents, or equivalent representatives of the Contractor who have supervision or direction of:

(1) All or substantially all of the Contractor’s business, or

(2) All or substantially all of the Contractor’s operations at any one plant or separate location in which this agreement is being performed, or

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(3) A separate and complete major industrial operation in connection with the performance of this agreement.

(c) When deficiencies in the Contractor’s security program are noted which do not warrant immediate default, the Contractor shall be provided a written notice of the deficiencies and be given a period of 90 days in which to take corrective action. If the Contractor fails to take the necessary corrective action, the Agreement Officer may terminate the whole or any part of this agreement for default. The Contractor shall maintain and administer, in accordance with all relevant clauses and provisions set forth or incorporated into this Agreement and with a security program that meets the requirements of these documents.

(d) When it is deemed necessary to disclose classified information to a Subcontractor in order to accomplish the purposes of this Agreement, the Contractor shall request permission of the Agreement Officer prior to such disclosure. The Contractor agrees to include in all subcontracts all appropriate security provisions pertaining to this Agreement.

(e) Classification Authority — Executive Order 12958 dated 20 April 1995, “Classified National Security Information,” and implementation directives, provides principles and procedures for the proper classification and declassification of material. These principles and procedures are applicable to classified documents or materials generated by the Contractor in performance of this Agreement.

(f) Identification and Markings — The classification of documentation shall comply with the guidelines set forth in Executive Order 12958.

(g) Each classified document shall indicate which paragraphs or, other portions, including subjects and titles, are classified and which are unclassified. The symbol “(TS)” for Top Secret, "(S)” for Secret, “(C)” for Confidential, and “(U)” for Unclassified will be placed at the beginning of the text to which it applies. Non-text portions of a document, such as photographs, graphs, charts, and maps, will be marked in a readily discernible manner, as will their captions.

(h) Subjects and titles should be selected so as not to require classification. When a classified subject or title must be used, a short title or other unclassified identifier should be assigned to facilitate receipting and reference, if such an identifier (e.g., a report number or registry number) will not otherwise be assigned.

(i) Downgrading and Declassification — No classified document or material provided by the Government, or generated by the Contractor pursuant to the Agreement, may be downgraded or declassified unless authorized in writing by the Agreements Officer.

(j) References made to the clause entitled “Non-Publicity” — Violations of this clause constitute a major breach of Agreement and the Agreement may be terminated.

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(k) The Contractor shall report all contacts described in the NISPOM section 3-Reporting Requirements as promptly as possible, but in no event later than two business days after receipt of such knowledge to the Agreement Officer Representative (AOR).

(l) If, subsequent to the date of this Agreement, the security requirements under this Agreement are changed by the Government, as provided in this clause, and the security costs or time required for delivery under this agreement are thereby increased or decreased, the Agreement cost, delivery schedule, or both, and any other provision of this Agreement which may be affected shall be subject to an equitable adjustment, but the Government’s liability for such equitable adjustment shall be subject to Limitation of Liability clause of this agreement.

H.10 Security Requirements — Clearances

The Contractor shall request clearances required to perform under this Agreement. NGA will facilitate processing required clearances.

H.11 Foreign Ownership, Control, or Influence

(a) Notwithstanding the provisions of Section 3 of the NISPOM, the Government intends to secure services or equipment from firms which are not under foreign ownership, control, or influence (FOCI) or where any FOCI may, in the opinion of the Government, adversely impact on security requirements. Notwithstanding the limitation on contracting with an Offeror under FOCI, the Government reserves the right to enter into agreements with such Offerors under appropriate arrangements, when it determines that such agreements will be in the best interest of the Government.

(b) Accordingly, all Offerors responding to this RFP or initiating performance of an agreement are required to submit a Standard Form (SF) 328, Certificate Pertaining to Foreign Interests (or update a previously submitted SF328), and a Key Management Personnel List (KMPL) with their proposal or prior to agreement performance, as appropriate. All SF 328s and KMPLs shall be executed at the parent level of an organization. However, the Government reserves the right to request a separate SF328 and KMPL at the level of the company negotiating an agreement with the Government, when desired. Offerors are also required to request, collect, and forward to the Government the SF328 from all Subcontractors undertaking classified work under the Offeror’s direction and control. Offerors are responsible for the thoroughness and completeness of each Subcontractor’s SF328 submission. SF328 entries should specify, where necessary, the identity, nature, degree, and impact of any FOCI on their organization or activities, or the organization or activities of a subcontractor. Additionally, a KMPL must be submitted with each SF328, which identifies senior management, by name, position, social security number, date/place of birth, and citizenship status.

(c) The Contractor shall, in any case in which it believes that foreign influence exists or is being sought over its affairs, or the affairs of any Subcontractor, promptly notify the Agreement Officer of all the pertinent facts, even if such influence is not exerted to the degree specified in the NISPOM.

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(d) The Contractor shall provide an updated SF328 and KMPL no later than five years from the date as certified on the last submitted SF328. The Contractor shall also promptly disclose to the Agreement Officer any information pertaining to any interest of a FOCI nature in the Contractor or Subcontractor that has developed at any time during the Agreement’s duration or has subsequently come to the Contractor’s attention. An updated SF328 is required of the Contractor or any Subcontractor whenever there is a change in response to any of the 10 questions on the SF328.

(e) The Contractor is responsible for initiating the submission of the SF328 and KMPL for all Subcontractors undertaking classified work during the entire period of performance of the Agreement.

H.12 Security Requirements — Software Certification

(a) The Contractor certifies that it will undertake to ensure that any software to be provided or any Government Furnished Software to be returned, under this Agreement will be provided or returned free from computer virus, which could damage, destroy, or maliciously alter software, firmware, or hardware, or which could reveal to unauthorized persons any data or other information accessed through or processed by the software.

(b) The Contractor shall immediately inform the Agreement Officer when it has a reasonable suspicion that any software provided or returned, to be provided or returned, or associated with the production may cause the harm described in paragraph (a) above.

(c) If the Contractor intends to include in the delivered software any computer code not essential to the contractual requirement, this shall be explained in full detail to the Agreement Officer and AOR.

(d) The Contractor acknowledges its duty to exercise reasonable care, to include the following, in the course of agreement performance:

(1) Using on a regular basis current versions of commercially available anti-virus software to guard against computer viruses when introducing maintenance, diagnostic, or other software into computers; and

(2) Prohibiting the use of non-agreement related software on computers, especially from unknown or unreliable sources.

H.13 Personal Conduct

(a) The Contractor and its employees shall comply with conduct requirements in effect at the Government’s work site. The Government reserves the right to exclude or remove from the site any employee of the Contractor or of a subcontractor whom the Government reasonably deems

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careless, uncooperative, or whose continued employment on the work is deemed by the Government to be contrary to the public interest.

(b) The Contractor shall inform its employees that the Agency has a zero tolerance policy for harassing behavior and that it shall not be tolerated. Any Contractor employee who is found to be culpable in incidents of harassment shall be immediately escorted from the premises and denied further access. This policy creates a greater burden upon the conduct of Contractor employees. The Contractor shall emphasize this fact to its employees.

(c) Exclusion under the circumstances described in this clause shall not relieve the Contractor from full performance of the requirements of this Agreement, nor will it provide the basis for any claims against the Government.

H.14 Incorporation of Section K, Representation Certifications, and Other Statements of Offeror

The certificates contained in SECTION K dated September 27, 2004 relating to Other Transactions are incorporated herein by reference and made a part of this agreement.

H.15 Order of Precedence

(a) Any inconsistency in this Agreement (inclusive of documents, provisions or exhibits referenced herein or attached hereto) shall be resolved by giving precedence in the following order:

(1)  The Agreement (excluding the SOW and specifications)
(2)  Statement of Work and Classified Annex
(3)  Other provisions of the Agreement when attached or incorporated by reference
(4)  Specifications

(b) If a conflict or inconsistency arises out of the schedule, SOW, etc. of this Agreement, the Contractor shall notify the Agreement Officer of the conflict or inconsistency for final and unilateral resolution. Under no circumstances will such conflicts or inconsistencies result in increases to the Government’s share of the Agreement costs.

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H.16 Key Personnel

(a) The Contractor shall identify the key technical, management and administrative personnel to be assigned to work under this Agreement:

Name	Title

Lee F. Demitry	Vice President Space Systems Engineering and
NextView Program Manager
Alex Fox	Deputy Program Manager and IPT
Tony Anzilotti	Finance Lead
Patricia Manghelli	Contracts Lead
John Spuria	Space & Launch Segment Development Manager
Richard Blumberg	Ground Segment Development Manager
Robert Ferraro	Satellite Operations Lead
Dennis Holdman	Imaging Operations Lead
Aaron Cole	Tasking & Collection Lead
Chuck Tremper	Imaging Processing Lead
Mike Schmidt	Product Dissemination & Distribution Lead
Michael Johnson	Program Manager, SpectrumAstro
Brendan Regan	Program Manager, Kodak

(b) The personnel specified above are considered to be essential to the work performed hereunder. Prior to diverting any of the specified individuals to other programs, the Contractor shall provide advance notification of at least thirty (30) calendar days to the Agreements Officer and shall submit resumes of the proposed substitutes in sufficient detail to permit evaluation of the impact on the program. The contractor shall not make any diversions from the above procedure without the written consent of the Agreements Officer (AO), provided that the Agreements Officer may ratify in writing such diversion and such ratification shall constitute the consent of the AO required by this clause.

H.17 Modifications and Changes

As a result of any meetings, reviews, or at any time during the term of the Agreement, research progress or results may indicate that a change in the Statement of Work or the Payable Milestones, would be beneficial to program objectives. Recommendations for modifications, including justifications to support any changes to the SOW and/or the Payable Milestones, will be documented in a letter and submitted by the Contractor to the Agreement Officer. This documentation letter will detail the technical, chronological, and financial impact of the proposed modification to the research program. The Government is not obligated to pay for revised Payable Milestones unless the Agreement Officer agrees to the revision and the Payable Milestones Schedule is formally revised by the Agreements Officer and made part of this Agreement. However, achievement of milestones under the existing Payable Milestone Schedule will continue until the revised schedule is approved.

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H.18 Site Visits and Progress Reports

The Contractor shall accommodate and coordinate periodic NGA site visits to all facilities and business activities significantly involved in the research, design, development, integration, and testing of the imaging system and components. The Contractor shall report on progress made towards project schedule milestones each quarter and describe problems and issues (business, technical, managerial, or fiscal) that have impacted or potentially could impact adherence to the schedule/capability/business plan, etc.

H.19 Government Property

(a) The Government shall deliver to the Contractor, at the time and locations stated in this Agreement, the Government-furnished property in “as is” condition described in the Schedule or specifications. If that property is not delivered to the Contractor, the Contracting Officer shall equitably adjust affected provisions of this Agreement-

(1) The Contractor submits a timely written request for an equitable adjustment; and

(2) The facts warrant an equitable adjustment.

(b) Title to Government-furnished property shall remain in the Government. The Contractor shall use the Government-furnished property only in connection with the performance of work under this Agreement. The Contractor shall maintain adequate property control records in accordance with sound industrial practice and will make such records available for Government inspection at all reasonable times.

(c) Upon delivery of Government-furnished property to the Contractor, the Contractor assumes the risk and responsibility for its loss or damage, except-

(1) For reasonable wear and tear;

(2) To the extent property is consumed in performing this Agreement; or

(3) As otherwise provided for by the provisions of this Agreement.

(d) Upon completing this Agreement, the Contractor shall follow the instructions of the Agreements Officer regarding the disposition of all Government-furnished property not consumed in performing this Agreement or previously delivered to the Government. The Contractor shall prepare for shipment, deliver f.o.b. origin, or dispose of the Government property, as may be directed or authorized by the Agreements Officer. The net proceeds of any such disposal shall be credited to the Agreement price or shall be paid to the Government as directed by the Agreements Officer.

(e) If this Agreement is to be performed outside the United States and its outlying areas, the words “Government” and “Government-furnished” (wherever they appear in this clause) shall be construed as “United States Government” and “United States Government-furnished,” respectively.

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H.20. Contractor Property Management System

The Contractor’s property management system shall include the following, for property that is Government furnished, and for equipment that is acquired in whole or in part with Federal funds under this Agreement, or that is used as matching cost share contribution:

(a) Property records shall be maintained, to include the following information:

(1) A description of the property.

(2) Manufacturer’s serial number, model number, Federal stock number, national stock number, or any other identification number.

(3) Source of the property, including the Agreement number.

(4) Whether title vests in the recipient or the Government.

(5) Acquisition date (or date received, if the property was furnished by the Government) and cost.

(6) The location and condition of the property and the date the information was reported.

(7) Ultimate disposition data, including date of disposal and sales price.

(b) Federally owned equipment shall be marked, to indicate Federal ownership.

(c) A physical inventory shall be taken and the results reconciled with the property records at least once every two years. Any differences between quantities determined by the physical inspection and those shown in the accounting records shall be investigated to determine the causes of the difference. The Contractor shall, in connection with the inventory, verify the existence, current utilization, and continued need for the property.

(d) A control system shall be in effect to insure adequate safeguards to prevent loss, damage, or theft of the property. Any loss, damage, or theft of property shall be investigated and fully documented; if the property was owned by the Government, the Contractor shall promptly notify the Agreements Officer.

(e) Adequate maintenance procedures shall be implemented to keep the property in good condition.

H.21 Contractor Procurement System.

(a) The Contractor’s procurement procedures shall make maximum practicable use of competition, or shall use other means that ensure reasonable price/cost for procured goods and services.

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(b) Contract provisions.

(1) Contracts in excess of $100,000 shall contain contractual provisions or conditions that allow for administrative, contractual, or legal remedies in instances in which a contractor violates or breaches the contract terms, and provide for such remedial actions as may be appropriate.

(2) All contracts in excess of $100,000 shall contain suitable provisions for termination for default by the Contractor or for termination due to circumstances beyond the control of the Contractor.

H. 22 Non-Publicity

The Contractor shall not use or allow to be used any aspect of this solicitation and/or Agreement for publicity, advertisement purposes, or as a reference for new business. This shall include, but is not limited to, the use of the terms “ISSA” or “ISA” or any other sponsor specific terms in any public employment advertisements. It is further understood that this obligation shall not expire upon completion or termination of this contract, but will continue indefinitely. The Contractor may request a waiver or release from the foregoing, but shall not deviate there from unless authorized to do so in writing by the Agreements Officer. Contractors are not required to obtain waivers when informing offices within this Agency of contracts it has performed or is in the process of performing provided there are no security restrictions. Contractors may include the requirement for security clearances up to the TS/SCI level in public employment advertisements.

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SECTION I – AGREEMENT CLAUSES

I.1 Clean Air and Water

(a) Since the amount of this Agreement exceeds $200,000, the Contractor assures that it will comply with the applicable provisions of the Clean Air Act (42 U.S.C. 7401 et seq.), as amended and the Clean Water Act (33 U.S.C. 1251 et seq.), as implemented by Executive Order No. 11738 (3 CFR, 1971-1975 Comp. P799), and the related regulations of the Environmental Protection Agency (EPA) (40 CFR part 15). Said regulations, Executive Order, and Acts are incorporated in this Agreement by reference.

(b) The Contractor further agrees that it will not use any facility on the EPA’s List of Violating Facilities in performing any award that is nonexempt under 40 CFR 15.5, as long as the facility remains on the list. If, in performing this Agreement, the Contractor intends to use a facility that is on the List of Violating Facilities, or that the Contractor knows has been recommended to be placed on the List of Violating Facilities, the Contractor shall notify the Agreements Officer.

I.2 Officials Not to Benefit

No member of or delegate to Congress, or resident commissioner, shall be admitted to any share or part of this Agreement, or to any benefit arising from it, in accordance with 41 U.S.C. 22.

I.3 Transportation Preferences:

(a) U.S. Flag Carriers. Travel supported by U.S. Government funds under this Agreement shall use U.S. flag air carriers (air carriers holding certificates under 49 U.S.C. 41102) for international air transportation of people and property to the extent that such service is available, in accordance with the International Air Transportation Fair Competitive Practices Act of 1974 (49 U.S.C. 40118) and the interpretative guidelines issued by the Comptroller General of the United States in the March 31, 1981 amendment to Comptroller General’s Decision B-0138942. Such Act and guidelines are incorporated in this Agreement by reference.

(b) Cargo Preference. The Contractor agrees that it will comply with the Cargo Preference Act of 1954 (46 U.S.C. 1241), as implemented by Department of Transportation regulations at 46 CFR 381.7 which require that at least 50 percent of equipment, materials, or commodities procure or otherwise obtained with U.S. Government funds under this Agreement, and which may be transported by ocean vessel, shall be transported on privately owned U.S.-flag commercial vessels, if available.

I.4 Availability of Funds

Funds are not presently available for performance under this Agreement beyond the amount currently obligated under this Agreement. The Government’s obligation for performance of this Agreement beyond the amount obligated is contingent upon the availability of appropriated

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funds from which payment for agreement purposes can be made. No legal liability on the part of the Government for any payment may arise for performance under this Agreement in excess of the funds obligated under the Agreement minus the Government funds already paid to the Contractor pursuant to this Agreement as set forth in the Limitation of Liability clause. The Contractor shall have no obligation to perform under this Agreement beyond the milestones/deliverables covered by the Government’s obligated funding.

I.5 Disputes

A. General

Parties shall communicate with one another in good faith and in a timely and cooperative manner when raising issues under this clause.

B. Dispute Resolution Procedures

1.	Any disagreement, claim or dispute between NGA and the Contractor concerning questions of fact or law arising from or in connection with this Agreement, and, whether or not involving an alleged breach of this Agreement, may be raised only under this article.

2.	Whenever disputes, disagreements, or misunderstandings arise, the Parties shall attempt to resolve the issue(s) involved by discussion and mutual agreement as soon as practicable. In no event shall a dispute, disagreement or misunderstanding which arose more than three (3) months prior to the notification made under subparagraph B.3 of this article by the Contractor constitute the basis for relief under this clause unless the Director of NGA in the interests of justice waives this requirement. In no event shall a dispute, disagreement or misunderstanding which arose more than three (3) months prior to the notification made under subparagraph B.3 of this clause by the Government constitute the basis for relief under this clause unless the Contractor’s CEO in the interests of justice waives this requirement.

3.	Failing resolution by mutual agreement, the aggrieved Party shall document the dispute, disagreement or misunderstanding by notifying the other Party (through the Agreements Officer or Contractor, as the case may be) in writing of the relevant facts, identify unresolved issues, and specify the clarification or remedy sought. Within five (5) working days after providing notice to the other Party, the aggrieved Party may, in writing, request a joint decision by the NGA Senior Procurement Executive and senior executive appointed by the Contractor. The other Party shall submit a written position on the matter(s) in dispute within thirty (30) calendar days after being notified that a decision has been requested. The NGA Senior Procurement Executive and the Senior Executive shall conduct a review of the matter(s) in dispute and render a decision in writing within thirty (30) calendar days of receipt of such written position. Extensions may be granted. Any such joint decision is final and binding.

4.	In the absence of a joint decision, upon written request to the Director of NGA, made within thirty (30) calendar days of the expiration of the time for a decision

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under subparagraph B.3 above, the dispute shall be further reviewed. The Director of NGA (personally or through a designee) may elect to conduct this review jointly with a senior executive appointed by the Contractor and an independent party (agreed upon by the Director of NGA or his designee and the Contractor’s senior executive). The Director of NGA (or designee), the Contractor’s senior executive and such independent party shall constitute the review panel as permitted by law. Following the review, the panel will resolve the issue(s) and notify the Parties in writing. Such resolution, to the extent permitted by law, is not subject to further administrative review and shall be final and binding.

5.	This clause does not prevent the Department of Justice from electing to pursue civil or criminal remedies for procurement fraud committed by the Contractor or any subcontractor or other participant under this Agreement in lieu of the process under this clause.

I.6 Termination for Cause.

The Government may terminate the Agreement for cause by written notice to the Contractor. If the termination is for a breach on the part of the Contractor, such written notice shall be preceded by consultation between the Parties in an attempt to resolve the condition, including a reasonable period of time to cure such breach. The Government and the Contractor will negotiate in good faith a reasonable and timely adjustment of all outstanding issues between the Parties as a result of termination. Failure of the Parties to agree to a reasonable adjustment will be resolved pursuant to the Disputes section of this agreement.

I.7 Excusable Delay.

(a) When mutually agreed by the parties, the Contractor shall be excused from, and shall not be liable for failure of performance due to one or more of the following qualifying events (such list being exclusive):

(i)	War; warlike operation; insurrection; riot; fire; explosion, accident, governmental act; material control regulations or orders; act of God; act of the public enemy; epidemic; and quarantine restriction;

(ii)	and if such event was beyond the Contractor’s control and not occasioned by its negligence or fault.

(b) If a delay of performance is due to the Contractor or one of its subcontractors receiving a DX rated order by any Government agency for work other than that to be performed under this Agreement, the delay will be evaluated under this clause. A delay due to a DX rated order issued before or after the award of this Agreement where the specific impact is known or should have been known by the Contractor or any subcontractor at the time of award of this Agreement will not be considered an excusable delay.

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(c) In order to be excused from performance under a the Contractor shall submit, within ten (10) calendar days of the Contractor becoming aware of a qualifying event, a written notice stating a complete and detailed description of such event, the date of commencement, an estimate of the probable period of delay, and explanation indicating how such event was beyond the control of the Contractor and not due to its negligence or fault and what efforts the Contractor will make to minimize the length of delay. The Contractor shall submit within ten (10) calendar days of the end of the event a written notice stating the impact to the schedule and evidence justifying the length of the delay.

I.8 Termination for Convenience.

(a)	The Government may terminate this Agreement for convenience at any time by providing the Contractor with written notice of termination. For example, termination for convenience may occur if funds are unavailable to continue the effort performed by the Contractor under this Agreement.

(b) If termination under this clause occurs, the Government will pay the Contractor only those costs —

(i) Incurred by the Contractor and/or subcontractor;

(ii) Reasonably necessary for performance of the Agreement; and

(iii) That would have been equitably amortized over the entire multi-year Agreement period but, because of the termination, are not so amortized.

(c) In no event will the Government’s liability for termination exceed the Government’s liability under this Agreement as set forth in the Limitation of Liability clause of this Agreement.

(d) The Contractor shall submit the claim for termination costs promptly but no later than 6 months after the date of receipt of the Agreement Officer’s written notice of termination for convenience.

(e) The Contractor’s claim may include-

(1) Reasonable nonrecurring costs, which are applicable to and normally, would have been amortized in all supplies or services, which are multi-year requirements;

(2) Allocable portions of the costs of facilities acquired or established for the conduct of the work, to the extent that it is impracticable for the Contractor to use the facilities in its commercial work, and if the costs are not charged to the Agreement through overhead or otherwise depreciated;

(3) Costs incurred for the assembly, training, and transportation to and from the job site of a specialized work force; and

(4) Costs not amortized solely because the termination had precluded anticipated benefits of

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Contractor or subcontractor learning.

(f) The claim shall not include-

(1) Labor, material, or other expenses incurred by the Contractor or subcontractors for performance of canceled work after receipt of notice from the Government;

(2) Any cost already paid to the Contractor;

(3) Profit, fee, anticipated profit or unearned fee; or

(4) For service contracts, the remaining useful commercial life of facilities. “Useful commercial life” means the commercial utility of the facilities rather than their physical life with due consideration given to such factors as location of facilities, their specialized nature, and obsolescence.

I.9 Data Rights

A. Definitions

1.	“Government Purpose Rights”, as used in this agreement, means rights to use, duplicate, or disclose Data, in whole or in part and in any manner, for Government purposes only, and to have or permit others to do so for Government purposes only.

2.	“Unlimited Rights”, as used in this agreement, means rights to use, duplicate, release, or disclose, Data in whole or in part, in any manner and for any purpose whatsoever, and to have or permit others to do so.

3.	“Data” as used in this agreement, means recorded information, regardless of form or method of recording, which includes but is not limited to, technical data, interface control documents, software, trade secrets, and mask works. The term does not include financial, administrative, cost, pricing or management information and does not include subject inventions.

4.	“Limited rights” means the rights to use, modify, reproduce, release, perform, display, or disclose data, in whole or in part, within the Government. The Government may not, without the written permission of the party asserting limited rights, release or disclose the data outside the Government.

B. Allocation of Principal Rights

1.	This Agreement shall be performed with mixed Government and Contractor funding. The Parties agree that in consideration for Government funding, the Contractor intends to reduce to practical application items, components and processes developed under this agreement.

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2.	The Contractor agrees to retain and maintain in good condition for the term of the Agreement or the termination of this Agreement, whichever comes first, all Data necessary to achieve practical application.

3.	With respect to Data identified for delivery pursuant to Attachment 4 to the Agreement, the Government shall receive at least Government Purpose Rights, as defined in paragraph A above.

4.	With respect to Data identified for delivery pursuant to Attachment 5 to the Agreement, the Government shall receive at least Limited Rights, as defined in paragraph A above.

5.	This clause shall not apply to the unprocessed sensor data and requirements-compliant processed imagery, imagery services, imagery-derived products and imagery support data, if any, delivered under this Agreement.

C. Marking of Data

Pursuant to paragraph B above, any Data delivered under this Agreement shall be marked with the following legend:

Use, duplication, or disclosure is subject to the restrictions as stated in the Next View agreement ____________between the Government and the Contractor. This contains [Limited, Government Purpose, or Unlimited] Data (whichever is appropriate).

D. Challenges to Restrictive Markings

1.Justification.

The Contractor or subcontractor at any tier is responsible for maintaining records sufficient to justify the validity of its markings that impose restrictions on the Government and others to use, duplicate, or disclose Data delivered or required to be delivered under this Agreement or subcontract. The Contractor or subcontractor shall be prepared to furnish to the Agreement Officer a written justification for such restrictive markings in response to a challenge under this clause.

     2. Prechallenge request for information.

(a) The Agreement Officer may request the Contractor or subcontractor to furnish a written explanation for any restriction asserted by the Contractor or subcontractor on the right of the United States or others to use the Data. If, upon review of the explanation submitted, the Agreement Officer remains unable to ascertain the basis of the restrictive marking, the Agreement Officer may further request the Contractor or subcontractor to furnish additional information in the records of, or otherwise in the possession of or reasonably available to, the Contractor or subcontractor to justify the validity of any restrictive marking on Data delivered or to be delivered under this Agreement or subcontract (e.g., a statement of facts accompanied with supporting documentation). The Contractor

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or subcontractor shall submit such written data as requested by the Agreement Officer within the time required or such longer period as may be mutually agreed.

(b) If the Agreement Officer, after reviewing the written data furnished pursuant to this clause, or any other available information pertaining to the validity of a restrictive marking, determines that reasonable grounds exist to question the current validity of the marking, the Agreement Officer shall follow the procedures in this clause.

(c) If the Contractor or subcontractor fails to respond to the Agreement Officer’s request for information under this clause, the Agreement Officer may challenge the validity of the marking as described in this clause.

     3. Challenge.

(a) Notwithstanding any provision of this Agreement concerning inspection and acceptance, if the Agreement Officer determines that a challenge to the restrictive marking is warranted, the Agreement Officer shall send a written challenge notice to the Contractor or subcontractor asserting the restrictive markings. Such challenge shall-

(i) State the specific grounds for challenging the asserted restriction;

(ii) Require a response within sixty (60) days justifying and providing sufficient evidence as to the current validity of the asserted restriction;

(iii) State that a Agreement Officer’s final decision, issued pursuant to this clause, sustaining the validity of a restrictive marking identical to the asserted restriction, within the three-year period preceding the challenge, shall serve as justification for the asserted restriction if the validated restriction was asserted by the Contractor or subcontractor (or any licensee of such Contractor or subcontractor) to which such notice is being provided; and

(iv) State that failure to respond to the challenge notice may result in issuance of a final decision pursuant to this clause.

(b)	The Agreement Officer shall extend the time for response as appropriate if the Contractor or subcontractor submits a written request showing the need for additional time to prepare a response.

(c)	Final decision when Contractor or subcontractor fails to respond. Upon a failure of a Contractor or subcontractor to submit any response to the challenge notice, the Agreement Officer will issue a final decision to the Contractor or subcontractor pertaining to the validity of the asserted restriction. This final decision shall be issued as soon as possible after the expiration of the time period of this clause.

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(d)	Final decision when Contractor or subcontractor responds.

(i) If the Contracting Officer determines that the Contractor or subcontractor has justified the validity of the restrictive marking, the Agreement Officer shall issue a final decision to the Contractor or subcontractor sustaining the validity of the restrictive marking, and stating that the Government will continue to be bound by the restrictive marking. This final decision shall be issued within sixty (60) days after receipt of the Contractor’s or subcontractor’s response to the challenge notice, or within such longer period that the Agreement Officer has notified the Contractor or subcontractor that the Government will require. The notification of a longer period for issuance of a final decision will be made within sixty (60) days after receipt of the response to the challenge notice.

(ii) If the Agreement Officer determines that the validity of the restrictive marking is not justified, the Agreement Officer shall issue a final decision to the Contractor or subcontractor within sixty (60) days after receipt of the Contractor’s or subcontractor’s response to the challenge notice, or within such longer period that the Agreement Officer has notified the Contractor or subcontractor of the longer period that the Government will require. The notification of a longer period for issuance of a final decision will be made within sixty (60) days after receipt of the response to the challenge notice.

(iii) The Government agrees that it will continue to be bound by the restrictive marking during the disputes period if the final decision is appealed under the Disputes clause.

     4. Duration of right to challenge.

The Government may review the validity of any restriction on Data, delivered or to be delivered under this Agreement, asserted by the Contractor or subcontractor. During the period within three (3) years of final payment on the Agreement or within three (3) years of delivery of the Data to the Government, whichever is later, the Agreement Officer may review and make a written determination to challenge the restriction. The Government may, however, challenge a restriction on the release, disclosure or use of technical data at any time if such Data-

(a) Is publicly available;

(b) Has been furnished to the United States without restriction; or

(c) Has been otherwise made available without restriction.

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     5. Decision not to challenge.

A decision by the Government, or a determination by the Agreements Officer, to not challenge the restrictive marking or asserted restriction shall not constitute “validation.”

     6. Privity of contract.

The Contractor or subcontractor agrees that the Agreement Officer may transact matters under this clause directly with subcontractors at any tier that assert restrictive markings. However, this clause neither creates nor implies privity of contract between the
Government and subcontractors.

E. Lower Tier Agreements

The Contractor shall include this clause, suitably modified to identify the Parties, in all subcontractors or lower tier agreements, regardless of tier, for experimental, developmental, or research work that requires Data to be delivered pursuant to Attachment 4 under this Agreement, the Government shall receive at least Government Purpose Rights, as defined in paragraph A above.

I.10 Foreign Access to Technology

This clause shall remain in effect during the term of the Agreement and for 2 years thereafter.

A. Definition

1.	“Foreign Firm or Institution” means a firm or institution organized or existing under the laws of a country other than the United States, its territories, or possessions. The term includes, for purposes of this Agreement, any agency or instrumentality of a foreign government; and firms, institutions or business organizations, which are owned or substantially controlled by foreign governments, firms, institutions, or individuals.

2.	“Know-How” means all information including, but not limited to discoveries, formulas, materials, inventions, processes, ideas, approaches, concepts, techniques, methods, software, programs, documentation, procedures, firmware, hardware, technical data, specifications, devices, apparatus and machines.

3.	“Technology” means discoveries, innovations, know-how and inventions, whether patentable or not, including computer software, recognized under U.S. law as intellectual creations to which rights of ownership accrue, including, but not limited to patents, trade secrets, mask works, and copyrights developed under this agreement.

B. General

The parties agree that research findings and technology developments arising under this Agreement may constitute a significant enhancement to the national defense, and to the

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economic vitality of the United States. Accordingly, access to important technology developments under this Agreement by Foreign Firms or Institutions must be carefully controlled. The controls contemplated in this Article are in addition to, and are not intended to change or supersede, the provisions of the International Traffic in Arms Regulation, the DoD Industrial Security Regulation and the Department of Commerce Export Regulation. Any transfer by the Contractor of technology developed under this Agreement must comply with those regulations.

C. Any transfer or license of technology developed under this Agreement that grants an exclusive license to use or sell the technology in the U.S. must, unless the Agreements Officer grants a waiver, require that products embodying the technology or produced through the use of the technology will be manufactured substantially in the U.S. The Agreements Officer will waive this requirement in individual cases upon a showing by the Contractor that reasonable but unsuccessful efforts have been made to transfer the technology under similar terms to those likely to manufacture substantially in the U.S. or that under the circumstances domestic manufacture is not commercially feasible.

D. Lower Tier Agreements

The Contractor shall include this clause, suitably modified to identify the parties, in all subcontracts or lower tier agreements, regardless of tier, for experimental, developmental, or research work.

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SECTION J — LIST OF ATTACHMENTS

Attachment	Description

1	NextView Statement of Work (SOW) dated 27 September 2004

2	Government Furnished Property

3	DD254, Contract Security Classification Specification

4	List of Data Delivered with Government Purpose Rights

5	List of Data with Limited Rights

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SECTION J — LIST OF ATTACHMENTS
Pre-FOC Agreements # HM1573-04-3-0001/Post-FOC Contract # HM1573-04-C-0014

Attachment	Description

1	NextView Statement of Work (SOW) dated 12 November 2004

2	Government Furnished Property

3	DD254, Contract Security Classification Specification

4	List of Data Delivered with Government Purpose Rights

5	List of Data with Limited Rights

ATTACHMENT 1
STATEMENT OF WORK

NextView-ORBIMAGE

Volume 8.0_ Revised Version 6

Statement of Work

For:	By:
National Geospatial-Intelligence Agency	ORBIMAGE Inc.
4600 Sangamore Road	21700 Atlantic Boulevard
Bethesda, MD 20816-5003	Dulles, VA 20166

12 November 2004

In Response to:
Contract # HM1573-04-3-0001

Restrictions on Use, Publication, or Disclosure of Proprietary Information

This document contains information proprietary to ORBIMAGE Inc. or to third parties to which ORBIMAGE Inc. may have a legal obligation to protect such information from unauthorized disclosure, use or duplication. Any disclosure, use or duplication of this document or of any of the information contained herein for other than the specific purpose for which it was disclosed is expressly prohibited, except as ORBIMAGE Inc. may otherwise agree to in writing.

WARNING: The export of technical data without approval from the U.S. Department of State is prohibited by the Arms Export Control Act, Title 22, U.S.C., Sec. 2751, et seq. and the International Traffic in Arms

Regulations (ITAR), 22 C.F.R. Sec 120, et seq. Violations of these laws and regulations carry severe criminal penalties.

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ATTACHMENT 2
GOVERNMENT FURNISHED PROPERTY

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Attachment 2 – Government Furnished Property List

The following items shall be furnished by the Government for the performance of the subject legal instrument.

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ATTACHMENT 3
DD254, CONTRACT SECURITY CLASSIFICATION SPECIFICATION

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ATTACHMENT 4
LIST OF DATA DELIVERED WITH GOVERNMENT PURPOSE RIGHTS

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ATTACHMENT 5
LIST OF DATA DELIVERED WITH LIMITED PURPOSE RIGHTS

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